UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2004

AstroPower, Inc
(Exact name of registrant as specified in its charter)

Delaware	000-23657	51-0315860
(State or other jurisdictions of incorporation)	(Commission file number)	(IRS Employer Identification No.)

110 West 9th Street #453, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (302) 575-7302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d(2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.03.  Bankruptcy or Receivership.

                On February 1, 2004, the Registrant filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).(1)  Chief Bankruptcy Judge Mary F. Walrath of the Bankruptcy Court was assigned to preside over the case on February 2, 2004, and the case is being administered as Case No. 04-10322.  While jurisdiction over substantially all of the assets and business of the Registrant was assumed by the Bankruptcy Court, the Registrant remains a debtor in possession under the Bankruptcy Code.  Carl H. Young III remains the Interim CEO, Eric I. Glassman remains the Interim CFO, and the incumbent directors also remain.

                On August 6, 2004, the Registrant filed with the Bankruptcy Court the Liquidating Plan Proposed by AstroPower, Inc. and the Official Committee of Unsecured Creditors (the “Original Plan”) and the related Disclosure Statement (the “Original Disclosure Statement”).

                Following a hearing on the Original Disclosure Statement, on October 5, 2004, the Registrant filed with the Bankruptcy Court the Revised Liquidating Plan Proposed by AstroPower, Inc. and the Official Committee of Unsecured Creditors, dated October 5, 2004 (the “Final Plan”) and the related Revised Disclosure Statement (the “Final Disclosure Statement”).  On October 6, 2004, the Bankruptcy Court approved the Final Disclosure Statement and authorized the Registrant to solicit the votes of its creditors to accept or reject the Final Plan.

                On December 3, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order Under 11 U.S.C. §§1129(a) and 1129(b) and Fed. R. Bankr. P. 3020 Confirming Revised Liquidating Plan Proposed by AstroPower, Inc. and the Official Committee of Unsecured Creditors, dated October 5, 2004 (the “Confirmation Order”).

The Confirmation Order confirmed the Final Plan, with certain technical modifications.  The Confirmation Order is attached hereto as Exhibit 2.1.  The Final Plan is attached hereto as Exhibit 2.2.  The Final Disclosure Statement is attached hereto as Exhibit 2.3.

Summary of the Terms of the Final Plan

                The following summary of certain material terms of the Final Plan is subject to, and qualified in its entirety by reference to, the detailed provisions of the Final Plan. This summary only highlights certain of the substantive provisions of the Final Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Final Plan in conjunction with the Confirmation Order.

                The Final Plan provides for the liquidation and distribution of all of the Registrant’s Assets to all holders of Allowed Claims and Interests.  Specifically, distributions to Creditors

(1)          Capitalized terms used, but not otherwise defined, herein shall have the meanings set forth in the Confirmation Order, the Final Plan and the Final Disclosure Statement, as applicable.

holding Allowed Secured Claims against the Registrant’s Assets will be made to such Creditors in order of lien priority, except as otherwise agreed.  Except as otherwise agreed, Allowed Administrative Claims, other than Professional Fee Claims, Allowed Class 1—Secured Claims, and Allowed Class 2—Priority Claims will be paid in full on the Effective Date as set forth in the Final Plan or as soon thereafter as practicable.  Holders of Allowed Convenience Class Claims will also be paid on the Effective Date.  Holders of Allowed Class 3B—General Unsecured Claims will receive their Pro Rata share of the Liquidating Trust Assets in one or more distributions depending on, among other things, the amount of reserves necessary for payment of Disputed Claims and estimates of other costs and expenses of the Liquidating Trust.  Holders of Class 4—Intercompany Claims shall neither receive nor retain any property on account of their Claims or Interests.  In the unlikely event that there are sufficient Assets to pay in full all Allowed Administrative Claims, Allowed Class 1—Secured Claims, Allowed Class 2—Priority Claims, Allowed Class 3A—Convenience Claims, Allowed Class 3B—General Unsecured Claims and the Convenience Class Supplemental Amount, Allowed Class 5—Subordinated Claims and Equity Interests shall receive their Pro Rata portion of the remaining Liquidating Trust Assets.

                The Final Plan shall be implemented by and through the Liquidation Trust, as more fully described in the Final Plan and the Confirmation Order.  As of the Effective Date, (i) certain Exculpated Persons shall receive the benefit of the exculpation provisions set forth in the Section 14.2 of the Final Plan and the Confirmation Order and (ii) the Debtor will receive the benefit of the injunction provisions set forth in Section 14.3 of the Final Plan and the Confirmation Order.

Outstanding Common Stock

All Common Stock of the Registrant will be deemed cancelled as of the Effective Date pursuant to the Final Plan and the Confirmation Order.

Information Regarding Assets and Liabilities

Section 2.7 of the Final Disclosure Statement provides a detailed explanation of the projected assets and liabilities of the Registrant as of the date of entry of the Confirmation Order.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits

        (a)   Financial Statements.  Not applicable.

        (b)   Pro Forma Financial Information.  Not applicable.

        (c)   Exhibits. The following exhibits are filed herewith:

2.1.       Findings of Fact, Conclusions of Law and Order Under 11 U.S.C. §§1129(a) and 1129(b) and Fed. R. Bankr. P. 3020 Confirming Revised Liquidating Plan Proposed by AstroPower, Inc. and the Official Committee of Unsecured Creditors, dated October 5, 2004.

2.2.       Revised Liquidating Plan Proposed by AstroPower, Inc. and the Official Committee of Unsecured Creditors, dated October 5, 2004.

2.3        Revised Disclosure Statement Regarding Liquidating Plan Proposed by AstroPower, Inc. and the Official Committee of Unsecured Creditors, dated October 5, 2004

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTROPOWER, INC.
(Registrant)

Date: December 10, 2004	By:	/s/ ERIC I. GLASSMAN
Eric I. Glassman Chief Financial Officer